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                                    AMENDMENT

         THIS AMENDMENT is made and entered into as of the 1st day of July, 2003, by and between The Center for Clinical Research by and through Donald R. Sanders, M.D. Ph.D. ("CCR") and Vascular Sciences Corporation, a Delaware corporation ("VSC").

                              W I T N E S S E T H:

         WHEREAS, CCR has provided services for VSC pursuant to a Consultancy and Non-Compete Agreement effective as of January 1, 1998 (as amended to date, the "Agreement"); and

         WHEREAS, VSC owes CCR $301,000 (the "Balance") under the Agreement as of this date; and

         WHEREAS, the parties desire to amend the Agreement in certain respects and to provide for the payment over time of the Balance.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties agree as follows:

         1. Within 30 days after execution of this Agreement, VSC shall pay to CCR $75,250 in partial payment of the Balance.

         2. Beginning in July 2003, and continuing each month thereafter through and including January 2005, VSC shall make monthly payments of $7,500 per month to CCR in partial payment of the Balance. Final payment of $8,000 will be made in February 2005.

         3. The remainder of the Balance shall be discharged in full by the grant to CCR of options to purchase 20,926 shares of VSC common stock at an exercise price of $0.13 per share, which options (i) shall be fully vested immediately and (ii) shall expire 10 years from the date hereof. Such options shall be evidenced by an option agreement in the form customarily used by VSC.

         4. The Agreement is hereby renewed through December 2005; provided, however, that in lieu of the compensation set forth in the Agreement, VSC shall pay CCR a monthly fee of $5,000 per month payable each month, commencing July 2003. Such fee shall be fixed, regardless of the amount of time incurred by CCR in performance of the services rendered to VSC. Notwithstanding the foregoing, upon 30 days' prior written notice, either party may convert the payment arrangement to a daily fee of $2,500 per day. In the event of such conversion, CCR shall provide services on a daily basis as requested by VSC, and will invoice VSC for the total number of days of service provided in the month. VSC shall pay the monthly invoice within a reasonable period of time after receipt of a monthly invoice.

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         5.       Except for the collection of the Balance on the terms provided in this Amendment, CCR agrees that VSC has fulfilled all obligations under the Agreement as of this date.

         IN WITNESS WHEREOF, the parties have executed this agreement as of the date first above written.

                                          THE CENTER FOR CLINICAL RESEARCH

                                          By: /s/ Donald R. Sanders
                                              ----------------------------------
                                              Donald R. Sanders, M.D. Ph.D

                                          VASCULAR SCIENCES CORPORATION

                                          By: /s/ Bill Dumencu
                                              ----------------------------------
                                              Bill Dumencu